Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

EDWIN COOPER, INC.

ARTICLES OF INCORPORATION

OF

EDWIN COOPER, INC.

* * * * *

Article I.

The name of this corporation is EDWIN COOPER, INC.

Article II.

2.01 The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle.

2.02 The name and address of its registered agent is:

The Corporation Trust Company

100 West Tenth Street

Wilmington, Delaware.

Article III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Article IV.

The maximum number of shares of capital stock which this Corporation is authorized to issue or to have outstanding at any time shall be 1,000 shares, all of which shall be common stock having a par value of One Dollar ($1.00) per share.

Article V.

5.01 The governing board of this Corporation shall be known as Directors, and the number of Directors may from time-to-time be increased or decreased in such manner as shall be provided by the By-laws of this Corporation providing that the number of Directors shall not be reduced to less than two (2). The names and post office addresses of the first Board of Directors which shall be two (2) in number are as follows:

Name	Post Office Address
James H. Durbin	1345 Avenue of the Americas New York, New York 10019

John Davies	1345 Avenue of the Americas New York, New York 10019

Article VI.

The capital stock after the amount of subscription price of par value has been paid in shall not be subject to assessment to pay the debts of the Corporation.

Article VII.

The name and post office address of the incorporator signing the Articles of Incorporation is as follows:

Name	Post Office Address
Charles C. Gremillion	Suite 2211, 225 Baronne Street New Orleans, Louisiana 70112

Article VIII.

The Corporation shall indeminfy any director or officer or former director or officer of the Corporation, or any person who may have served at its request as a Director or officer of another corporation of which this Corporation owns shares of capital stock, or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall have been adjudged in such action, suit or proceeding to be liable for any act of negligence or misconduct in the conduct of his office or performance of his duties. The Corporation shall also reimburse to any director or officer the reasonable costs of settlement of any such action, suit or proceeding, or threatened action, suit or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that such director or officer was not guilty of negligence or misconduct in the performance of duty. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director or officer may be entitled under the Articles of Incorporation, any By-law, agreement, vote of shareholders, the Act, or otherwise.

Article IX.

This Corporation reserves the right to amend, alter, change or repal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of November, 1969.

/s/ Charles C. Gremillion
CHARLES C. GREMILLION

STATE OF LOUISIANA :

PARISH OF ORLEANS :

BE IT REMEMBERED that on this 1st day of November, 1969, personally came before me, a Notary Public in and for the Parish and State aforesaid, CHARLES C. GREMILLION the party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Notary Public
NOTARY PUBLIC

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

EDWIN COOPER, INC.

(Pursuant to § 242 of the Delaware General Corporation Law)

1. The name of the Corporation is presently Edwin Cooper, Inc., and is being changed hereby to Ethyl Petroleum Additives, Inc.

2. The amendment adopted is to delete Article I of the Articles of Incorporation and to substitute therefor the following:

“Article I.

The name of the Corporation is ETHYL PETROLEUM ADDITIVES, INC.”

3. By Unanimous Consent of the Board of Directors, dated as of June 20, 1984, the foregoing amendment was found to be in the best interests of the Corporation and the Board of Directors directed that such amendment be submitted to the sole stockholder of the Corporation for its consent. By written Consent of Sole Stockholder, dated as of June 20, 1984, the sole stockholder approved the adoption of such amendment.

4. The number of shares outstanding and entitled to vote on such amendment, all being of a single class, was one thousand. The number of shares voted in favor of such amendment was one thousand. There were no shares voted against such amendment. Consequently, a majority of the outstanding stock entitled to vote thereon has been voted in favor of such amendment.

5. The undersigned hereby certifies that such amendment has been duly adopted in accordance with § 242 of the Delaware General Corporation Law.

EDWIN COOPER, INC.

By:	/s/ L. E. Blanchard, Jr.
L. E. Blanchard, Jr., Vice President

Attest:	/s/ E. W. Elmore
E. W. Elmore, Secretary

CERTIFICATE of AMENDMENT

to

CERTIFICATE of INCORPORATION

of

ETHYL PETROLEUM ADDITIVES, INC.

FIRST: That by Unanimous Written Consent of the Board of Directors of Ethyl Petroleum Additives, Inc., a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”), resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be in the best interest of the Corporation and submitting the amendment for a vote of the sole stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Board of Directors finds it to be in the best interests of the Corporation to amend the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) as follows:

Article I of the Certificate of Incorporation shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“The name of the Corporation is Afton Chemical Corporation.”

SECOND: That thereafter the sole stockholder of the Corporation executed a Written Consent of Stockholder, in accordance with Section 228 of the General Corporation Law of the State of Delaware, in which consent the sole stockholder approved said amendment to the Corporation’s Certificate of Incorporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

FIFTH: That said amendment shall be effective at 9:00 a.m., Eastern Daylight Time, on July 1, 2004.

[Signature page follows.]

IN WITNESS WHEREOF, Overnite Corporation has caused this certificate to be signed by David A. Fiorenza, an Authorized Officer, this 30th day of June 2004.

ETHYL PETROLEUM ADDITIVES, INC.

By:	/s/ David A. Fiorenza
Name:	David A. Fiorenza
Title:	Treasurer

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE

OF

AMENDMENT TO CERTIFICATE OF INCORPORATION

OF

AFTON CHEMICAL CORPORATION

(FORMERLY KNOW AS ETHYL PETROLEUM ADDITIVES, INC.)

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON JUNE 30, 2004.

Afton Chemical Corporation (formerly know as Ethyl Petroleum Additives, Inc.), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is Afton Chemical Corporation (formerly known as Ethyl Petroleum Additives, Inc.).

2. That a Certificate of Amendment to Certificate of Incorporation of Afton Chemical Corporation (formerly known as Ethyl Petroleum Additives, Inc.), was filed by the Secretary of State of Delaware on June 30, 2004, and effective July 1, 2004, at 9:00 a.m., and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows: Overnight Corporation was erroneously listed as the name of the corporation causing execution of the Certificate of Amendment.

4. The execution, sealing or acknowledgment of the Certificate is corrected as follows:

IN WITNESS WHEREOF, Ethyl Petroleum Additives, Inc., has caused this Certificate to be signed by David A. Fiorenza, its authorized officer, this 30th day of June, 2004.

IN WITNESS WHEREOF, Afton Chemical Corporation (formerly know as Ethyl Petroleum Additives, Inc.), has caused this Certificate to be signed by David A. Fiorenza, its authorized officer, this 6th day of July, 2004.

AFTON CHEMICAL CORPORATION

By	/s/ David A Fiorenza
Name:	David A. Fiorenza
Title:	Treasurer